[Form of]

                             CONTRIBUTION AGREEMENT
                             ----------------------

                  CONTRIBUTION AGREEMENT ("Agreement") among MedCath Holdings, Inc., a Delaware corporation (the "Company"), Welsh, Carson, Anderson & Stowe VII, L.P., a Delaware limited partnership and the other partnerships and individuals listed in Annex I hereto under "WCAS Group" (collectively "WCAS"), KKR 1996 Fund, L.P., a Delaware limited partnership ("KKR" and, together with WCAS, collectively the "Principal Contributors"), the parties listed in Annex I hereto under "Management Contributors" (the "Management Contributors"), and [ ], each an attorney-in-fact and custodian (collectively, the "Attorneys in Fact") for certain physicians who have a business relationship with MedCath Incorporated, a North Carolina corporation ("MedCath"). The Principal Contributors, Management Contributors and the physicians represented by the Attorneys in Fact are collectively called the "Contributors".

                                    RECITALS

                  The Company has entered into an Agreement and Plan of Merger, dated as of March 12, 1998 (the "Merger Agreement") with MedCath and MCTH Acquisition, Inc., a North Carolina corporation pursuant to which MCTH Acquisition, Inc. will be merged into MedCath, MedCath will become a wholly owned subsidiary of the Company, and all outstanding shares of capital stock of MedCath will be cancelled and converted automatically into the right to receive the Cash Merger Consideration described in the Merger Agreement.

                  Certain Contributors own shares of capital stock of MedCath. All Contributors wish to contribute cash and/or shares of capital stock of MedCath to the Company in exchange for shares of capital stock of the Company, as provided herein.

                  Certain physicians who have a business relationship with MedCath and who are holders of capital stock of MedCath will be offered the opportunity to join in this Agreement as Contributors by entering into a power of attorney and custody agreement with each of the Attorneys in Fact. Physicians who elect to do so are herein called "Electing Physicians".

                  In consideration of the mutual covenants, agreements, representations and warranties contained herein, the Company and the Contributors hereby agree as follows:

                                    ARTICLE 1

                     CONTRIBUTION OF CASH AND MEDCATH COMMON
                         IN EXCHANGE FOR COMPANY COMMON


                  Section 1.1. Contribution of Cash and MedCath Common in
                              -------------------------------------------
Exchange for Company Common. Subject to the terms and conditions of this
---------------------------
Agreement, on the Closing Date (as hereinafter defined) in a single overall plan and transaction each Contributor shall contribute to the Company the respective amounts of cash and/or shares of common stock, par value $.01 per share, of MedCath ("MedCath Common") appearing opposite the name of such Contributor in Annex I hereto (or, in the case of each Electing Physician, such number of shares of MedCath Common as shall be properly delivered to the Company on the Closing Date (as defined below) by the Attorneys in Fact on behalf of such Electing Physician), and the Company shall issue and deliver to each such Contributor the number of shares of the Company's common stock, par value $.01 per share ("Company Common"), appearing opposite such Contributor's name in Annex I hereto (or, in the case of an Electing Physician, such number of shares of Company Common as shall be issuable, at the purchase price and valuation provided below, in respect of shares of MedCath Common delivered by such Electing Physician hereunder). The purchase price for shares of Company Common shall be $_____ per share; shares of MedCath Common shall be valued at $19 per share for purposes of determining the number of shares of Company Common to be issued to any Contributor contributing MedCath Common. The shares of Company Common to be delivered to the Contributors hereunder are herein called the "Shares". No fractional shares of Company Common will be issued. Contributors contributing shares of MedCath Common will be paid a cash adjustment, based on the foregoing purchase price and valuation, for any fractional shares that would otherwise be issuable.

                  Section 1.2. Closing Date. The closing of the transfer and
                               ------------
exchange described in Section 1.01 shall take place immediately prior to the Effective Time of the Merger at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, or at such other time and place as the Company and the Principal Contributors may mutually agree, such time being herein called the "Closing Date".

                  Section 1.03. Certain Tax Matters. The Contributors hereto
                                -------------------
shall, for all federal, state and local income tax purposes, treat the transactions effected pursuant to Section 1.01 as collectively constituting a transaction under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code"), in which the Contributors transfer property to the Company in exchange for stock in the Company and immediately after the exchange the Contributors are in control (as defined in Section 368(c) of the Code) of the Company. However, it is understood and agreed that none of the Company, WCAS, KKR, any of the other Contributors or any of their respective affiliates is making any representation or warranty to any other party to this Agreement as to whether or not the transactions described in Section 1.01 will collectively constitute a transaction in which the Contributors will not recognize gain or loss under Section 351 of the Code or any similar provision of state or local law.

                                    ARTICLE 2

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  The Company represents and warrants to each Contributor as follows:

                  Section 2.1. Organization, Power, etc. The Company is a
                               ------------------------
corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The

Company has the corporate power and authority to execute and deliver this Agreement, the Registration Rights Agreement and the Stockholders' Agreements referred to in Section 4.01(c) (collectively, the "Ancillary Agreements"), to perform its obligations hereunder and thereunder, and to issue and deliver the Shares.

                  Section 2.2. Authorization of Agreements, etc. The execution,
                               ---------------------------------
delivery and performance of this Agreement and the Ancillary Agreements, and the issuance and delivery of Shares by the Company have been duly authorized by all requisite corporate action and do not violate any provision of law or the Certificate of Incorporation or by-laws of the Company.

                  Section 2.3. Validity. This Agreement has been duly executed
                               ---------
and delivered by the Company, and, subject to due execution and delivery by the other parties hereto, constitutes, and the Ancillary Agreements, upon due execution and delivery by the parties thereto will constitute, the valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy or other laws affecting creditors' rights generally and by limitations on the availability of equitable remedies and except as rights to indemnity may be limited by public policy or law.

                  Section 2.4.  Authorized Capital Stock.  (a) The authorized
                                -------------------------

capital stock of the Company consists of [    ] shares of Company Common. As
of the date hereof, no shares of Company Common or any other shares of capital stock of the Company have ever been issued.

                  (b) Except as provided in this Agreement and as disclosed in
Schedule 2.04, (i) no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or acquire any shares of the capital stock of the Company is authorized or outstanding and (ii) there is no commitment of the Company to issue any shares, warrants, options or other such rights.

                  (c) Upon issuance, the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                  Section 2.5.  Activities.  Since its formation, the Company
                                -----------
has engaged in no activities and has incurred no obligations or liabilities, except those incident to its formation and the consummation of the transactions contemplated by the Merger Agreement.

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES
                               OF THE CONTRIBUTORS

                  Each Contributor, severally and not jointly, represents and warrants to the Company and to each other Contributor as follows:

                  Section 3.1.  Power.  Such Contributor has individual,
                                -----
corporate or partnership power and authority, as the case may be, to execute and deliver this Agreement and to perform such Contributor's obligations hereunder.

                  Section 3.2. Authorization of Agreement etc. The execution,
                               -------------------------------
delivery and performance by such Contributor of this Agreement and the acquisition by such Contributor of the Shares being acquired by such Contributor hereunder have been duly authorized by all requisite action on the part of such Contributor, and will not violate any provision of law, any order of any court or other agency of government applicable to such Contributor, any governing instrument of such Contributor, or any provision of any indenture, agreement or other instrument by which such Contributor or any of such Contributor's properties or assets are bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of such Contributor.

                  Section 3.3. Validity. This Agreement has been duly executed
                               --------
and delivered by such Contributor and constitutes the valid and legally binding obligation of such Contributor, enforceable against such Contributor in accordance with its terms, except as enforceability may be limited by bankruptcy or other laws affecting the enforcement of creditors' rights generally and by limitations on the availability of equitable remedies.

                  Section 3.4. MedCath Common. All shares of MedCath Common to
                               --------------
be delivered by such Contributor pursuant to this Agreement are owned by such Contributor beneficially and, upon transfer to the Company pursuant to this Agreement, will be free and clear of any and all pledges, security interests, liens, charges or other encumbrances of any nature whatsoever.

                  Section 3.5. Investment Representation. Such Contributor is an
                               -------------------------
"accredited investor" as such term is defined in Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and such Contributor is acquiring the Shares for such Contributor's own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof. Such Contributor represents that (i) such Contributor's financial condition is such that such Contributor can afford to bear the economic risk of holding the Shares for an indefinite period of time and has adequate means for providing for such Contributor's current needs and personal contingencies, (ii) such Contributor can afford to suffer a complete loss of his, her or its investment in the Shares, if any, (iii) such Contributor understands and has taken cognizance of all risk factors relating to the purchase of the Shares, (iv) such Contributor's knowledge and experience in financial and business matters are such that he, she or it is capable of evaluating the merits and risks of his, her or its purchase of the Shares. Such Contributor further represents that such Contributor understands that (i) none of the Shares have been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof, (ii) the Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Shares will bear a legend to such effect and (iv) the Company will make a notation on its transfer books to such effect. Such

Contributor further understands that the exemption from registration afforded by Rule 144 under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rule 144 affords the basis of sales of the Shares in limited amounts under certain conditions. Such Contributor (i) acknowledges that such opportunity to request information from the Company and to review such information and has received all information which such Contributor deems relevant in making a decision to acquire the Shares being acquired by such Contributor hereunder and (ii) will comply with the restrictions on transferability of the Shares contained in the Ancillary Agreements.

                                    ARTICLE 4

                    CONDITIONS TO OBLIGATIONS OF THE PARTIES

                 Section 4.1. Conditions to the Obligations of the Contributors.
                              -------------------------------------------------
The obligation of each Contributor to contribute cash and/or MedCath Common in exchange for Shares on the Closing Date is, at the option of such Contributor, subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

                  (a) Representations and Warranties To Be True and Correct. The
                      -----------------------------------------------------
representations and warranties of the Company contained in Article 2 shall be true and correct in all material respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of such date, and the Company shall have certified to such effect to the Principal Contributors and the Attorneys in Fact in writing.

                  (b) Performance. The Company shall have performed and complied
                      -----------
in all material respects with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date, and the Company shall have certified to such effect to the Principal Contributors and the Attorneys in Fact in writing.

                  (c) Ancillary Agreements. The Company shall have executed and
                      --------------------
delivered to each Contributor on the Closing Date a Registration Rights Agreement in the form annexed as Exhibit A and a Stockholders Agreement in the form annexed as Exhibit B-1 or B-2, as applicable.

                  (d) Employment agreements in the forms annexed as Exhibits C-1 through C-[ ]shall have been executed and delivered by the Company and each employee named therein.

                  (e) Opinion of Counsel. Such Contributor shall have received
                      ------------------
from [               ], counsel for the Company, an opinion, dated as of the
Closing Date, in form and substance satisfactory to the Principal Contributors and their counsel, to the effect set forth in Exhibit C hereto.

                  (f) All Proceedings to be Satisfactory. All corporate and
                      ----------------------------------
other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Principal

Contributors and the Management Contributors and their respective counsel, and the Principal Contributors, the Management Contributors and the Attorneys in Fact and their respective counsel shall have received all counterpart originals or certified or other copies of such documents as they may reasonably request.

                  (g) Supporting Documents. On or prior to the Closing Date, the
                      --------------------
Principal Contributors, the Management Contributors, the Attorneys in Fact and their counsel shall have received copies of the following documents:

                       (i) The Certificate of Incorporation of the Company,
                  certified as of the most recent date practicable prior to the Closing Date by the Secretary of State of the State of Delaware;

                      (ii) A certificate of said Secretary dated as of the most
                  recent date practicable prior to the Closing Date as to the due incorporation and good standing of the Company and listing all documents on file with said official;

                     (iii) A certificate of the Secretary or an Assistant
                  Secretary of the Company, dated as of the Closing Date and certifying (1) that attached thereto is a true and complete copy of the by-laws of the Company as in effect on the date of such certificate; (2) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors of the Company authorizing (x) the execution, delivery and performance of this Agreement and the Ancillary Agreements, and (y) the issuance and delivery of the Shares, and that all such resolutions are still in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement and the Ancillary Agreements; (3) that the Certificate of Incorporation of the Company has not been amended since the date of the last amendment referred to in this Certificate delivered pursuant to clause (ii); and (4) as to the incumbency of the officers of the company executing this Agreement, the Ancillary Agreements, the stock certificates representing the Shares and any certificate or instrument furnished pursuant thereto; and

                     (iv) Such additional and supporting documents and other
                  information with respect to the operations and affairs of the Company as the Principal Contributors and their counsel may reasonably request.

All such documents shall be reasonably satisfactory in form and substance to the Principal Contributors and their counsel.

                  (h) Minimum Contributions; Bank Financing. (i) Not less than
                      -------------------------------------
an aggregate of $[228,500,000] in cash and shares of MedCath Common (valued at $19 per share) shall have been contributed by all Contributors on the Closing Date; and (ii) the Company shall have entered into an agreement with Nations Bank N.A. providing for a revolving credit facility of at least $75,000,000 on terms satisfactory to the Principal Contributors, and all conditions precedent to the initial borrowing thereunder shall have been satisfied.

                  Section 4.2. Conditions to the Obligations of the Company. The
                               --------------------------------------------
obligations of the Company to issue the Shares to the Contributors on the Closing Date is, at the Company's option, subject to the satisfaction on or before such date of the following conditions:

                  (a) Representations and Warranties To Be True and Correct. The
                      -----------------------------------------------------
representations and warranties of the Contributors contained in Article 3 hereof shall be true and correct in all materials respects on and as of the Closing Date with the same effect as if such representations and warranties had been made on and as of such date.

                  (b) Performance. Not less than an aggregate of $[228,500,000]
                      -----------
in cash and shares of MedCath Common (valued at $19 per share), shall have been contributed by all Contributors on the Closing Date.

                  (c) Ancillary Agreements. The Ancillary Agreements shall have
                      --------------------
been executed and delivered by all Contributors on the Closing Date.

                                    ARTICLE 5

                            COVENANTS OF THE PARTIES

                  Section 5.1. Financial Statements, Reports, Etc. The Company
                               ----------------------------------
covenants and agrees that so long as any Principal Contributor shall hold any of the Shares acquired by it pursuant to this Agreement it shall furnish such Principal Contributor:

                  (a) within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the fiscal year then ended and supporting notes thereto, accompanied by the report, without qualification as to scope of audit, of a firm of independent public accountants of recognized national standing selected by the Company and reasonably acceptable to the Principal Contributors, together with any letter from such accountants to the Company commenting on the Company's financial and accounting systems and the Company's response thereto;

                  (b) commencing with the fiscal quarter ending September 30, 1998, within 30 days after the end of each fiscal quarter in each fiscal year (other than the last fiscal quarter in each fiscal year), a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statements of operations and cash flows of the Company and its subsidiaries, unaudited but certified by the principal financial officer of the Company, such balance sheet to be as of the end of such fiscal quarter and such statements of income and cash flows to be for such fiscal quarter, for the corresponding fiscal quarter of the immediately preceding fiscal year, for the period from the beginning of the fiscal year to the end of such fiscal quarter and for the period from the beginning of the immediately preceding year to the end of the corresponding fiscal quarter in such fiscal year, in each case subject to normal year-end adjustments;

                  (c) commencing with the month in which the Closing Date occurs, within 30 days after the end of each month in each fiscal year, a consolidated balance sheet of the Company and its subsidiaries and the related consolidated statement of operations and cash flows, unaudited but certified by the principal financial officer of the Company, such balance sheets to be as of the end of such month and such statements of income to be for such month and for the period from the beginning of the fiscal year to the end of such month, in each case subject to normal year-end adjustments;

                  (d) accompanying the documents furnished pursuant to sections
(a), (b) and (c) above, an explanatory letter from management discussing the revenues, earnings, cash flows and operations of the Company and comparing the actual results of operations and cash flows of the Company for the relevant period (and, in the case of quarterly financial statements, for the current fiscal year to date) with (i) budgeted results of operations and cash flows for such period or periods and (ii) results of operations and cash flows for the corresponding period of the immediately preceding fiscal year;

                  (e) within 30 days prior to the beginning of each fiscal year of the Company (and with respect to any revision thereof, promptly after such revision has been prepared), a proposed operating budget for the Company and its subsidiaries including projected monthly income statements, cash flow statements during such fiscal year and a projected balance sheet as of the end of such fiscal year, and each monthly financial statement furnished pursuant to (c) above shall reflect variances from such operating budget, as the same may from time to time be revised;

                  (f) commencing with the fiscal quarter ending September 30, 1998, within 45 days after the end of each fiscal quarter in each fiscal year, a certificate of an officer of the Company as to compliance with any debt covenants;

                  (g) promptly upon filing, copies of all registration statements, prospectuses, periodic reports and other documents filed by the Company with the Securities and Exchange Commission;

                  (h) promptly upon receipt, all notices or reports from any lender regarding compliance deficiencies;

                  (i) prompt notice of all material litigation and any other events, including, but not limited to, any governmental investigation, that may have a material adverse effect on the Company's financial condition, operations or prospects; and

                  (j) promptly, from time to time, such other information regarding the operations, business, affairs and financial condition of the Company or any of its subsidiaries as such Principal Contributor may reasonably request.


The term "subsidiary" as used herein shall mean any corporation or other business entity a majority of whose outstanding voting stock entitled to vote for the election of directors is at the time owned by the Company and/or one or more other subsidiaries.

                  Section 5.2. Reports to Other Contributors. The Company
                               -----------------------------
covenants and agrees that it will furnish to each Contributor, for so long as such Contributor holds any Shares, and to each transferee of any Shares, within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, shareholders' equity and cash flows of the Company and its subsidiaries for the fiscal year then ended, certified without qualification as to scope of audit by a firm of independent public accountants of recognized national standing.

                                    ARTICLE 6

                                  MISCELLANEOUS

                  Section 6.1. Survival of Agreements. All covenants,
                               ----------------------
agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                  Section 6.2. Expenses and Fees. The Company shall pay all
                               -----------------
reasonable expenses of the Principal Contributors in connection with the transactions contemplated hereby (including, without limitation, the fees and expenses of counsel for each Principal Contributor). All expenses of Contributors other than Principal Contributors in connection with the transactions contemplated hereby shall be borne respectively by the Contributor incurring such expense.

                  Section 6.3. Notices. All notices, consents and other
                               -------
communications hereunder (i) shall be in writing, (ii) shall be addressed to the parties as indicated below, unless notified in writing of a change in address, and (iii) shall be deemed to have been given either when (w) personally delivered to the recipient, (x) sent to the recipient by a nationally recognized express courier service (charges prepaid), (y) mailed by certified or registered mail, return receipt requested and postage prepaid, or (z) sent by facsimile to the recipient followed by the sending of a copy of such notice in a manner described above, as follows:

                  (a)      if to the Company to it at:

                           MedCath Holdings, Inc.
                           7621 Little Avenue, Suite 106
                           Charlotte, North Carolina 28226
                           Attention: Stephen R. Puckett
                           Facsimile No.: (704) 541-2615

                           with a copy to:

                  (b)      if to WCAS to it at:

                           Welsh, Carson, Anderson & Stowe VII, L.P.
                           320 Park Avenue
                           Suite 2500
                           New York, New York 10022-6815
                           Attention: Paul B. Queally
                           Facsimile No.: (212) 893-9575

                           with a copy to:

                           Reboul, MacMurray, Hewitt, Maynard & Kristol
                           45 Rockefeller Plaza
                           New York, New York 10111
                           Attention: Karen C. Wiedemann
                           Facsimile No.: (212) 841-5725

                  (c)      If to KKR, to it at:

                           KKR 1996 Fund, L.P.
                           c/o Kohlberg Kravis Roberts & Co.
                           2800 Sand Hill Road, Suite 200
                           Menlo Park, California 94025
                           Attention: Edward A. Gilhuly
                           Facsimile No.: (415) 233-6544

                           with a copy to:

                           Simpson Thacher & Bartlett
                           425 Lexington Avenue
                           New York, New York 10017
                           Attention: Gary I. Horowitz
                           Facsimile No.: (212) 455-2502

                  (d) if to any Management Contributor, to him at his address as shown on Annex I:

                           with a copy to:

                           Wilmer, Cutler & Pickering
                           2445 M Street, N.W.
                           Washington, D.C.  20037-1420
                           Attention:  Richard W. Cass
                           Facsimile No.: (202) 663-6363

                  (e) if to any other Contributor, to such Contributor's address as shown on Annex I.

                  Section 6.4.  Assignability.  Neither this Agreement nor any
                                -------------
of the parties' rights hereunder shall be assignable by any party hereto without the prior written consent of the other parties hereto.

                  Section 6.5. Entire Agreement. This Agreement, its Exhibits
                               ----------------
and Schedules, the Ancillary Agreements and all other documents executed on the Closing Date in connection herewith and with the Merger Agreement, constitute the entire Agreement of the parties with respect to the subject matter hereof and may not be modified or amended except in writing.

                  SECTION 6.6.  LAW GOVERNING.  THIS AGREEMENT SHALL BE GOVERNED
                                -------------
BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [__________].

                  Section 6.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                    MEDCATH HOLDINGS, INC.



                                    By:____________________________


                                    WELSH, CARSON, ANDERSON & STOWE VII, L.P.
                                    By: WCAS VII Partners, General Partner



                                    By:____________________________
                                            General Partner


                                    WCAS HEALTHCARE PARTNERS, L.P.

                                    By: WCAS HP Partners
                                    General Partner


                                    By____________________________
                                    Name:
                                    Title:


                                    --------------------------------
                                    Patrick J. Welsh


                                    --------------------------------
                                    Russell L. Carson


                                    --------------------------------
                                    Bruce K. Anderson

                                    --------------------------------
                                    Richard H. Stowe


                                    --------------------------------
                                    Andrew M. Paul


                                    --------------------------------
                                    Thomas E. McInerney


                                    --------------------------------
                                    Robert A. Minicucci


                                    --------------------------------
                                    Anthony J. deNicola


                                    --------------------------------
                                    Paul B. Queally

                                   --------------------------------
                                    Laura VanBuren



                                    KKR 1996 FUND, L.P.
                                      By KKR Associates 1996 L.P.
                                         its General Partner
                                           By KKR 1996 GP LLC,
                                            its General Partner



                                    By:________________________________
                                         Member


                                    --------------------------------
                                    Stephen R. Puckett

                                    --------------------------------
                                    David Crane



                                    --------------------------------
                                    Charles W. (Todd) Johnson



                                    --------------------------------
                                    Richard J. Post



                                    --------------------------------
                                    [                 ], as Attorney-in-Fact for
                                         the Electing Physicians

                                                                        Annex I

WCAS Group
-----------

Welsh, Carson, Anderson & Stowe VII, L.P.
WCAS Healthcare Partners, L.P.
Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Richard H. Stowe
Andrew M. Paul
Thomas E. McInerney
Laura VanBuren
Robert A. Minicucci
Anthony deNicola
Paul B. Queally

c/o Welsh, Carson, Anderson
  & Stowe
320 Park Avenue, Suite 2500
New York, NY  10022-9500

Management Contributors
-----------------------

Stephen R. Puckett
David Crane
Charles W. (Todd) Johnson
Richard J. Post

c/o MedCath Holdings, Inc.
7621 Little Avenue, Suite 106
Charlotte, North Carolina
Facsimile:  704-541-2615